Exhibit 10.43

Non-Negotiable Promissory Note

Principal Sum: $4,000,000.00	Fairfield, Ohio

April 18, 2022

FOR VALUE RECEIVED, the undersigned, Quality Gold, Inc. (“Maker”), unconditionally promises to pay to QGC Land Holdings LLC, an Ohio limited liability company (“Holder”), the principal sum of Four Million and 00/100 Dollars ($4,000,000.00) with interest as set forth below, with attorney fees and costs of collection, and without relief from valuation and appraisement laws, with principal and interest to be paid as follows:

1.       Interest. Interest will accrue at the Wall Street Journal Prime minus 1.00% on the unpaid principal balance from the date of this Note until it is paid in full, compounded monthly.

2.       Payments. Principal and interest shall be due and payable hereunder in full on or before the Maturity Date. As used herein, the term “Maturity Date” will mean the earlier of (i) demand, which may be made at any time in Holder’s sole discretion or (ii) the happening of an Event of Default hereunder. All payments must be credited first to accrued interest and then to principal. This Note may be prepaid in full or in part at any time, without penalty, but a pre-payment of less than the entire unpaid balance will not stop the accrual of interest on the remaining balance.

3.       Events of Default. The following are events of default hereunder (each, an “Event of Default”): (a) a failure to make any payment due hereunder within 15 days after Maker’s receipt of written notice of non-payment when the same becomes due; or (b) the filing by or against Maker of any proceeding in bankruptcy, reorganization, debt adjustment or receivership, and such proceeding remains unstayed or undismissed for more than 120 days, or any assignment by Maker for the benefit of creditors; and (c) an admittance by Maker in writing of its inability to pay its debts as they become due.

4.       Remedies Upon Default. Upon the occurrence of an Event of Default, Holder may, at its election, (a) declare the entire outstanding balance of principal and interest to be immediately due and payable, and (b) exercise any other rights or remedies that it may have under this Note or applicable law. Holder may exercise any of such rights or remedies (including, without limitation, acceleration of this Note) at any time during the pendency of any Event of Default, regardless of any prior forbearance, and the acceptance of one or more installments from any person thereafter will not constitute a waiver of Holder’s rights.

5.       Waiver. All parties liable for payment of the indebtedness due hereunder, whether accommodation makers, sureties, endorsers, guarantors, or other parties (a) waive presentment, demand, protest, notice of protest, nonpayment, dishonor and acceleration of maturity and (b) agree that the time for payment of this Note may be extended from time to time and that this Note may be renewed from time to time, all without notice to them and without affecting, in any manner, their liability for payment of this Note.

6.       Governing Law. This Note shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, without regard to conflicts of laws principles.

7.       Severability. If all or any part of the provisions of this Note is unenforceable or invalid, then such provision or part shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of the remainder of such provision or the other provisions of this Note.

8.       Amendment. Any amendment hereto or waiver of any provision hereof must be in writing and signed by Maker and Holder. This Note shall inure to the benefit of and bind the successors, permitted assigns, heirs, executors, and administrators of the parties hereto; provided, however, neither party may delegate its responsibilities or assign its rights under this Note without the prior written consent of the other party.

IN WITNESS WHEREOF, Maker has executed this Note effective as of the date first stated on the face hereof.

QUALITY GOLD, INC.

By:	/s/ Michael Langhammer
Michael Langhammer, CEO